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                                                                    EXHIBIT 3.52


                                     BY-LAWS

                        SHELL ANACORTES REFINING COMPANY
                               (THE "CORPORATION")



                                    ARTICLE I
                                     OFFICES

        The Corporation shall have offices at such places as the Board of Directors of the Corporation (referred to herein as the "Board of Directors" or the "Board") may from time to time designate or as the property, affairs or business of the Corporation may require or make advisable.

                                   ARTICLE II
                                  SHAREHOLDERS

        SECTION 1. Annual Meetings. An annual meeting of the shareholders shall be held for the election of directors and to transact any other business which may properly be brought before the meeting at such date, time and place as the Board of Directors may designate by resolution from time to time.

        SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President, and shall be called by the President, or in his(1) absence by the Secretary, at the request in writing of a majority of the Board, or at the request in writing of holders of record of ten (10) per cent of the shares of Common Stock of the Corporation issued and outstanding(2) at the time of the request. Such request shall state the purpose or purposes of the proposed meeting.

        SECTION 3. Notice of Meetings. A written or printed notice of each meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each holder of record of shares of Common Stock entitled to vote thereat, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Any shareholder, in person or by attorney thereunto authorized, may waive in writing notice of any meeting, whether before or after such meeting is held, and attendance at a meeting in person or by proxy shall constitute waiver of notice thereto.

        SECTION 4. Quorum. At each meeting of the shareholders, except where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person


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       (1) Masculine gender where appearing herein shall be deemed to include feminine gender.

       (2) Common Stock of the Corporation issued and outstanding shall be referred to herein as "Common Stock."

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or by proxy, shall constitute a quorum. In the absence of a quorum, the shareholders present may, by majority vote, adjourn the meeting from time to time until a quorum shall attend.

        SECTION 5. Organization of Meetings. At each meeting of the shareholders, the President or, in his absence, a chairman chosen by a majority vote of the holders of record of shares of Common Stock, present in person or represented by proxy, entitled to vote and voting, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

        SECTION 6. Written Consent. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for, or in connection with, any corporate action, the meeting and vote of shareholders may be dispensed with if a consent in writing setting forth such corporate action being taken shall be signed by the holders of record of shares of Common Stock entitled to vote, having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that prompt notice of the taking of corporate action without a meeting shall be given to all shareholders who have not consented in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

        SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by, or under the direction of, the Board of Directors.

        SECTION 2. Number; Qualification; Term of Office. The number of directors shall be three (3) or such other number as shall be determined from time to time by resolution adopted by majority vote of the directors then in office. Directors need not be shareholders. The directors shall be elected annually. Each director, whether elected at an annual meeting of the shareholders or to fill a vacancy or a newly created directorship, shall continue in office until the next annual meeting of the shareholders held after his election and until his successor shall have been elected and qualified, or until he shall have resigned and his resignation shall have become effective, or until he shall have been removed in the manner prescribed by Section 6 of this
Article III.

        SECTION 3. Chairman. The Board shall elect from among its members a Chairman of the Board, who shall have such duties as are prescribed by Section 4 of this Article III.

        SECTION 4. Organization. At each meeting of the Board, the Chairman of the Board or, in his absence, the President (if not the Chairman) or, in the absence of both, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

        SECTION 5. Resignations. Any director of the Corporation may resign at any time upon written notice, and such resignation shall be effective, unless otherwise agreed, upon receipt by the Secretary.


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        SECTION 6. Removal. Any director may be removed with or without cause at any time by the vote of the holders of at least a majority of the shares of Common Stock at a meeting of the shareholders called for that purpose.

        SECTION 7. Vacancies. In case any vacancy or newly created directorship shall occur in the Board, the Board may by vote of a majority of the directors then in office, though less than a quorum, elect a director to fill such vacancy for the unexpired portion of the term or to fill such newly created directorship.

        SECTION 8. Meetings. The Board may hold meetings either in or outside the State of Delaware. Regular meetings of the Board may be held, without notice at such times and places as shall be determined, or with notice in accordance with the manner established, by resolution of the Board. The next meeting of the Board following each annual election of directors shall be for the purposes of organization, election of officers and the transaction of other business. Special meetings of the Board may be called with notice on the request of the President, the Chairman of the Board or two (2) other directors. With notice, a meeting of the Board may be cancelled on the request of the President, the Chairman of the Board or two (2) other directors. Notices shall be mailed, sent by telegraph or delivered personally to each director at his address appearing on the records of the Corporation, or given by telephone, and in the case of notice of a meeting, on a day not later than the third day before the day on which the meeting is to be held. Every such notice of a meeting shall state the time and place fixed by the President, the Chairman of the Board or two (2) directors, as the case may be, but need not state the purpose or purposes of the meeting. Any required notice may be waived in writing, signed by the director entitled thereto, whether before or after the time stated therein, and attendance at a meeting shall constitute a waiver of notice of such meeting.

        SECTION 9. Quorum; Manner of Acting; Procedure. At any meeting of the Board, one-third (1/3) of the total number of directors fixed by or pursuant to these By-Laws, but not less than two (2), shall constitute a quorum for the transaction of business at such meeting. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes any contract or transaction in which one or more of the directors are interested or common directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board; provided, however, where permissible by law, the vote of a majority of the disinterested directors present, even though less than a quorum, shall be the act of the Board. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. In the absence of a quorum, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum be had. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board. The directors shall act only as a Board, and the individual directors shall have no power as such.

        SECTION 10. Remuneration. Each director shall be compensated for reasonable


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expenses incurred by him in attending the meetings of the Board. Otherwise, no director shall receive compensation for acting in his capacity as such, except as provided by a resolution of the Board.

                                   ARTICLE IV
                                   COMMITTEES

        SECTION 1. How Constituted. The Board of Directors may, by a resolution adopted by a majority of the Board, elect two (2) or more of its members to constitute a committee of the Board.

        SECTION 2. Term of Office; Vacancies. Each member of a committee shall continue in office until the next annual meeting of the Board after his election, or until his earlier resignation or removal. In case any vacancy shall occur in a committee resulting from any cause whatsoever, such vacancy may be filled by vote of a majority of the Board, at any regular or special meeting.

        SECTION 3. Meetings. Regular meetings of a committee may be held without notice at such times and places in or outside Delaware, as shall be determined, or with notice in accordance with the manner established, by resolution of the Board or the committee. Special meetings of a committee may be held at such times and at such places as shall be specified in a notice by the Chairman, Secretary or any member of the committee. Notices shall be mailed, sent by telegraph or delivered personally to each member of the committee at his address appearing on the records of the Corporation, or given by telephone at least twenty-four (24) hours before the meeting. Every such notice of a meeting shall state the time and place fixed for, but need not state the purpose or purposes of, the meeting. Any required notice may be waived in writing, signed by the member entitled thereto, whether before or after the time stated therein, and attendance at a meeting shall constitute a waiver of notice of such meeting.

        SECTION 4. Quorum; Manner of Acting; Procedure. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. In the absence of a quorum, a majority of the members present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum be had. The committee shall elect from among its members a chairman who shall act as chairman of the meetings of the committee. In his absence at meetings of the committee, a member of the committee chosen by the members thereof present shall act as chairman of the meeting. A secretary, appointed by the committee, shall keep a record of each meeting and file a copy of that record with the records of the Corporation. Members of a committee may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the committee may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes


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of proceedings of the committee. The members shall act only as the committee, and the individual directors shall have no power as such.

        SECTION 5. Removal and Resignations. Any member of a committee may be removed from the committee at any time, with or without cause, by a resolution adopted by a majority of the full Board. Removal from the Board shall also constitute removal from the committee. Any member of a committee may resign from the committee at any time upon written notice and such resignation shall be effective, unless otherwise agreed, upon receipt by the chairman of the committee or the Secretary of the Corporation. Resignation from the Board shall also constitute resignation from the committee.

        SECTION 6. Powers and Authority. To the extent provided by resolution of the Board from time to time, any committee of the Board, upon proper constitution, shall have and may exercise all of the powers and authority of the Board in the direction of the management of the business and affairs of the Corporation, including the power and authority to declare a dividend, to authorize the issuance of stock and to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to amend the Certificate of Incorporation, amend these By-Laws, adopt an agreement of merger or consolidation, recommend to the shareholders the sale or lease or exchange of all or substantially all of the Corporation's property and assets, or recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution.

                                    ARTICLE V
                                    OFFICERS

        SECTION 1. Number. The officers of the Corporation shall be a President, a Secretary, and one or more additional officers (the number and respective titles thereof as may be determined by the Board) and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this
Article V. The same person may hold any number of offices.

        SECTION 2. Election; Term of Office; Vacancies. The officers of the Corporation, except as otherwise provided in this Section 2 and except for such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be elected annually by the Board. Each officer shall continue in office until his successor shall have been duly elected or appointed, or until he shall have resigned and his resignation shall have become effective, or until he shall have been removed in the manner prescribed by
Section 4 of this Article V. The Board may, by vote of a majority of the directors then in office, elect a person to fill any vacancy or newly created office, for the unexpired portion of the term.


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        SECTION 3. Additional Officers; Other Officers. The Board may elect additional officers, each of whom shall have such powers, authority and duties as may from time to time be delegated by resolution of the Board, the President or any authorized officer senior to such additional officer, and as are provided in these By-Laws. The Board may also authorize the President to appoint other officers of the Corporation.

        SECTION 4. Removal; Resignation. Any officer may be removed, with or without cause, by the Board at any meeting thereof, or by any committee or officer upon whom such power of removal may be conferred by the Board, or by any officer upon whom the power to appoint such officer may have been conferred, Any officer may resign at any time upon written notice, and such resignation shall be effective, unless otherwise agreed, upon receipt by the Board, the President, or the Secretary.

        SECTION 5. Remuneration. The remuneration of the officers of the Corporation shall be fixed from time to time by or under the direction of the Board.

        SECTION 6. The President. The President shall be the chief executive officer of the Corporation, shall have general charge of the business and affairs of the Corporation, and shall ensure that all policies of the Board and of the Board committees are effectuated. The President may also exercise all such powers of the Corporation and do all such lawful acts and things as are necessary or appropriate to the conduct or attainment of the Corporation's business or purposes as are not by law, the Corporation's Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders or by the Board. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board at which he is present. In general, the President shall perform all duties incident to the office of the President, and such other duties as may from time to time be assigned by the Board. The Board may authorize the President to prescribe in writing powers, authority and duties of any officers of the Corporation (other than the President), which he may deem advisable or appropriate, and to authorize any officer of the Corporation to delegate further in writing, with such limitations as the President or such delegating officer may deem advisable or appropriate, the powers, authority and duties delegated to such officer.

        SECTION 7. The Secretary. The Secretary shall perform all of the duties incident to the office of Secretary and such other duties as may from time to time be prescribed by the Board, the President or an authorized officer.

                                   ARTICLE VI
                           AUTHORITIES; AGENTS; LOANS

        SECTION 1. Authorities; Agents. The President, in his management of the property, affairs and business of the Corporation, if so authorized by the Board, may authorize any officer, employee or agent of the Corporation, or may delegate in writing to any officer, employee or agent of the Corporation the authority (with authority to any officer to further delegate), to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific


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instances; and unless so authorized, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

        SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board.

                                   ARTICLE VII
                                     SHARES

        SECTION 1. Certificates of Stock. Certificates for shares of Common Stock of the Corporation shall be in such form as shall be approved by the Board. Each certificate shall be numbered in the order of its issue and shall be signed by or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. The stock record books and the blank stock certificate books shall be kept by the Secretary or his designee for that purpose. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

        SECTION 2. Transfer of Stock. Transfer of shares of Common Stock shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate(s) for such shares properly endorsed, and the payment of all taxes thereon.

                                  ARTICLE VIII
                                      SEAL

        The corporate seal shall be in such form and design as the Board shall approve, and shall bear the name of the Corporation and its year of incorporation.

                                   ARTICLE IX
                                   FISCAL YEAR

        The fiscal year of the Corporation shall begin on the first day of January of each year.

                                    ARTICLE X
             LIMITATION OF LIABILITY: INDEMNIFICATION AND INSURANCE
                        OF DIRECTORS, OFFICERS AND OTHERS

        SECTION 1. Limitation of Liability. Neither a director of the Corporation nor a director, officer or employee of the Corporation serving as a director of another company at the request of the Corporation (hereafter "Designated Director") shall have any personal


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liability to the Corporation or its shareholder for monetary damages arising out of a breach of fiduciary duty in such capacity, except for (i) any breach of the director's duty of loyalty to the Corporation or its shareholder, or in the case of a Designated Director, breach of his duty of loyalty to the company of which he is a director or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any unlawful payment of a dividend or other distribution prohibited by Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director or Designated Director derived an improper personal benefit.

        SECTION 2. Indemnification: Insurance and Other Arrangements.

        (a) Actions Other Than Those By or in the Right of the Corporation. The Corporation shall indemnify, to the full extent not prohibited by law, any person who was or is a party or is threatened to be made party (including a witness) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) Action By or in the Right of the Corporation. The Corporation shall indemnify, to the full extent not prohibited by law, any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or appearance connected with, such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court, upon application, shall determine that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses.


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        (c) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Article X, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 2, or in defense of any claim, issue or matter included therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Determination Required. Any indemnification under paragraph (a) or
(b) of this Section 2 (unless ordered by a court) shall be made promptly by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made, in the case of any officer or director, by a majority vote of the directors who were not parties to the particular action, suit or proceeding even if those directors constitute less than a quorum of the Board of Directors, or (ii) there are no such directors, or if such directors so direct, by legal counsel in a written opinion, or (iii) by the stockholders. Such determination shall be made, in the case of an employee or agent of the Corporation who is not an officer or director of the Corporation, as specified in the preceding sentence or by the President or by any officer authorized by the President.

        (e) Advance of Expenses. Expenses incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, specified in paragraph (a) or (b) of this Section 2 of this Article X, shall be paid promptly by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfactory undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be determined that he is not entitled to be indemnified by the Corporation as authorized by the Board, in the case of any director or officer, or by the President or any officer authorized by the President, in the case of any employee of the Corporation who is not a director or officer, and as authorized in this Section 2.

        SECTION 3. Insurance. The Corporation shall, when authorized by the Board, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity against any liability asserted against, and incurred by, him in any such capacity, or arising out of his status as such, whether or not the Corporation would be required to indemnify him against such liability under the provisions of Section 2 of this Article X.

        SECTION 4. Nonexclusivity; Duration. The indemnifications, advancement of expenses and other rights and limitations of liability provided by this
Article X shall not be deemed exclusive of any other indemnifications, rights, agreements regarding advancement of expenses or limitation of liability to which any person may be entitled under any statute, certificate of incorporation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, either as to action in his official capacity or as to action in any other capacity. The authorization to purchase and maintain insurance set forth in Section 3 of this Article X


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shall likewise not be deemed exclusive. Such indemnifications, rights and limitations of liability shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. No amendment of these By-Laws shall effect adversely any rights of any person to indemnity, limitation of liability or advancement of expenses pursuant to these By-Laws, to the extent any matter as to which indemnity, limitation of liability or advancement of expenses may be sought arose prior to any such amendment becoming effective.

        SECTION 5. Constituent Corporations. For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity, shall stand in the same position under the provisions of this Article X in respect of the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE XI
                                   AMENDMENTS

        By-Laws of the Corporation may be amended, altered or repealed and new By-Laws may be made by resolution of the Board of Directors duly adopted or by the vote of the holders of record of a majority of the shares of Common Stock given at any annual or special meeting of the shareholders.

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